Exhibit 99.4

FEDERAL HOME LIFE INSURANCE COMPANY

Statutory Financial Statements

December 31, 2005 and 2004

(With Independent Auditors’ Report)

FEDERAL HOME LIFE INSURANCE COMPANY

Independent Auditors’ Report

The Board of Directors

Federal Home Life Insurance Company:

We have audited the accompanying statutory statements of admitted assets, liabilities, and capital and surplus of Federal Home Life Insurance Company (“the Company”) as of December 31, 2005 and 2004, and the related statutory statements of summary of operations, changes in capital and surplus, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described more fully in note 1 to the statutory financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the State Corporation Commission, Bureau of Insurance of the Commonwealth of Virginia, which practices differ from U.S. generally accepted accounting principles. The effects on the financial statements of the variances between the statutory accounting practices and U.S. generally accepted accounting principles are also described in note 1.

In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with U.S. generally accepted accounting principles, the financial position of Federal Home Life Insurance Company as of December 31, 2005 and 2004, or the results of its operations or its cash flows for the years then ended.

Also, in our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of Federal Home Life Insurance Company as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, on the basis of accounting described in note 1.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included on the Schedule of Selected Data, Supplemental Investment Risk Interrogatories, and Summary Investment Schedule is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG LLP

Richmond, Virginia

May 24, 2006

FEDERAL HOME LIFE INSURANCE COMPANY

Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus

December 31, 2005 and 2004

(Dollar amounts in millions, except share amounts)

	2005	2004
Admitted Assets
Investments:
Bonds	$627.1	$695.4
Common stocks – affiliates	825.8	936.7
Mortgage loans	114.2	106.6
Policy loans	13.2	14.2
Cash and short-term investments	3.3	1.6
Receivable for securities	11.9	0.4

Total cash and invested assets	1,595.5	1,754.9
Reinsurance ceded	6.0	0.4
Federal income tax recoverable	—	8.0
Deferred income taxes	4.0	9.1
Premiums and accounts receivable	3.1	4.1
Investment income due and accrued	8.0	9.0
Receivable from parent, subsidiary, and affiliates	1.5	0.2
Other assets	1.3	2.9

Total admitted assets	$1,619.4	$1,788.6

Liabilities and Capital and Surplus
Liabilities:
Aggregate reserves – life and annuity contracts	$437.0	$465.6
Aggregate reserves – accident and health policies	29.9	34.1
Liability for deposit-type contracts	19.7	21.7
Liability for policy and contract claims	9.3	13.9
Interest maintenance reserve	9.8	12.1
General expenses due and accrued	0.3	2.3
Federal income taxes due or accrued	2.2	—
Remittances and items not allocated	0.9	2.6
Asset valuation reserve	7.0	8.4
Payable to parent, subsidiary, and affiliates	7.5	6.5
Borrowed money	—	7.3
Other liabilities	7.5	3.9

Total liabilities	531.1	578.4

Capital and surplus:
Common stock, Class A ($100 par value. Authorized 530,125 shares; issued and outstanding 219,821 shares)	22.0	22.0
Paid-in surplus	1,020.9	1,020.9
Unassigned surplus	45.4	167.3

Total capital and surplus	1,088.3	1,210.2

Total liabilities and capital and surplus	$1,619.4	$1,788.6

See accompanying notes to statutory financial statements.

FEDERAL HOME LIFE INSURANCE COMPANY

Statutory Statements of Summary of Operations

Years ended December 31, 2005 and 2004

(Dollar amounts in millions)

	2005	2004
Revenues:
Premiums and annuity considerations	$49.5	$54.9
Considerations for supplementary contracts with life contingencies	0.5	0.9
Investment income, net of investment and interest expenses of $1.0 and $0.7 in 2005 and 2004, respectively	137.8	522.7
Amortization of interest maintenance reserve	2.3	1.9
Commission and expense allowances on reinsurance ceded	0.4	0.6

Total revenues	190.5	581.0

Benefits:
Death benefits	14.9	16.1
Annuity benefits	10.9	14.6
Disability benefits and benefits under accident and health policies	26.1	31.3
Surrender benefits and other fund withdrawals	31.3	33.9
Payments on supplementary contracts with life contingencies	1.5	1.5
Interest and adjustments on policy or deposit-type contract funds	1.2	1.4
Decrease in aggregate reserves – life, annuity, and accident and health	(32.7)	(39.6)
Other	0.2	0.2

Total benefits	53.4	59.4

Expenses:
Commissions	4.5	20.5
General insurance expenses	6.9	9.1
Insurance taxes, licenses, and fees	1.3	0.8
Increase in loading on deferred and uncollected premiums	(0.4)	—

Total expenses	12.3	30.4

Total benefits and expenses	65.7	89.8

Income before federal income taxes and realized capital gains	124.8	491.2
Federal income tax (benefit) provision	10.3	(24.4)

Income before realized capital gains	114.5	515.6
Realized capital losses, net	(1.6)	(17.3)

Net income	$112.9	$498.3

See accompanying notes to statutory financial statements.

FEDERAL HOME LIFE INSURANCE COMPANY

Statutory Statements of Changes in Capital and Surplus

Years ended December 31, 2005 and 2004

(Dollar amounts in millions, except share amounts)

	Common stock		Paid-in surplus	Unassigned surplus	Total
	Amount	Shares
Balances as of December 31, 2003	$22.0	219,821	$1,020.9	$131.1	$1,174.0
Net income	—	—	—	498.3	498.3
Change in net unrealized capital losses	—	—	—	(7.7)	(7.7)
Change in net deferred income tax	—	—	—	(2.2)	(2.2)
Change in nonadmitted assets	—	—	—	4.5	4.5
Decrease in asset valuation reserve	—	—	—	3.5	3.5
Change in surplus as a result of reinsurance	—	—	—	65.2	65.2
Dividends to stockholder	—	—	—	(525.4)	(525.4)

Balances as of December 31, 2004	22.0	219,821	1,020.9	167.3	1,210.2
Net income	—	—	—	112.9	112.9
Change in net unrealized capital losses	—	—	—	(110.3)	(110.3)
Change in net deferred income tax	—	—	—	(18.1)	(18.1)
Change in nonadmitted assets	—	—	—	8.2	8.2
Decrease in asset valuation reserve	—	—	—	1.4	1.4
Dividends to stockholder	—	—	—	(116.0)	(116.0)

Balances as of December 31, 2005	$22.0	219,821	$1,020.9	$45.4	$1,088.3

See accompanying notes to statutory financial statements.

FEDERAL HOME LIFE INSURANCE COMPANY

Statutory Statements of Cash Flows

Years ended December 31, 2005 and 2004

(Dollar amounts in millions)

	2005	2004
Cash from operations:
Premiums collected net of reinsurance	$51.6	$56.1
Net investment income	139.3	87.5
Miscellaneous income	0.3	(0.2)

Total	191.2	143.4

Benefit and loss related payments	90.9	90.5
Commissions, expenses paid, and aggregate write-ins for deductions	14.7	13.1
Federal income taxes paid, net of tax on capital gains	0.3	2.2

Total	105.9	105.8

Net cash provided by operations	85.3	37.6

Cash from investments:
Proceeds from investments sold, matured, or repaid:
Bonds	107.7	116.7
Common stocks	—	0.1
Mortgage loans	17.2	21.1
Net losses on cash, cash equivalents and short-term investments	—	(0.5)
Miscellaneous proceeds	—	3.0

Total investment proceeds	124.9	140.4
Cost of investments acquired (long-term only):
Bonds	40.9	125.4
Mortgage loans	24.8	8.6
Real estate	—	(1.3)
Miscellaneous applications	11.4	0.8

Total investments acquired	77.1	133.5
Net decrease in policy loans and premium notes	(0.9)	(0.5)

Net cash provided by investments	48.7	7.4

Cash from financing and miscellaneous sources:
Cash provided/(applied):
Borrowed funds	(7.3)	7.3
Net deposits on deposit-type contracts and other insurance liabilities	(2.9)	(11.2)
Dividends to stockholder	(116.0)	(58.0)
Other cash provided/(applied)	(6.1)	16.8

Net cash applied to financing and miscellaneous sources	(132.3)	(45.1)

Reconciliation of cash and short-term investments:
Net change in cash and short-term investments	1.7	(0.1)
Cash and short-term investments at beginning of year	1.6	1.7

Cash and short-term investments at end of year	$3.3	$1.6

See accompanying notes to financial statements.

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

(1)	Corporate Structure, Basis of Presentation, and Summary of Significant Accounting Policies

(a)	Corporate Structure

Federal Home Life Insurance Company (the “Company”) was organized in 1910 under the laws of the Commonwealth of Virginia. It is licensed as a life insurer in all states except New York. Historically, the Company has primarily offered Medicare supplement insurance, term life, universal life, deferred annuities, immediate annuities and structured settlement annuities. However, the Company has not solicited new business in recent years and is currently in the process of running off its existing liabilities. The Company is owned by General Electric Capital Assurance Company (“GECA”, which was renamed Genworth Life Insurance Company as of January 1, 2006), which is owned by GNA Corporation (“GNA”), which is owned by Genworth Financial, Inc. (“Genworth”).

The following is the Company’s direct subsidiary:

Percentage owned as of December 31, 2005
First Colony Life Insurance Company (“FCL”)	100.0%

In May 2004, in connection with the initial public offering (“IPO”) of the common stock of Genworth, GE Financial Assurance Holdings, Inc. (“GEFAHI”), a wholly-owned indirect subsidiary of General Electric Company (“GE”), transferred substantially all of its assets to Genworth, including all of the outstanding capital stock of GNA. As a result, the Company became an indirect wholly-owned subsidiary of Genworth. As of December 31, 2004, approximately 30% of Genworth’s common stock was owned by public shareholders and approximately 70% of Genworth’s common stock was owned by GEFAHI.

In March, September and December 2005, GEFAHI completed secondary offerings of shares of Genworth’s common stock. Concurrently with the March 2005 secondary offering, Genworth repurchased shares of its common stock from GEFAHI. As a result of these transactions, approximately 82% of Genworth’s common stock was owned by public shareholders, and approximately 18% was beneficially owned by GE, as of December 31, 2005. In March 2006, GEFAHI disposed of its remaining ownership interest in Genworth through a secondary offering and a share repurchase by Genworth. As a result of these transactions, Genworth and its subsidiaries, including the Company, are no longer affiliated with GE and its affiliates. Genworth is now the ultimate controlling person of the Company.

(b)	Nature of Business

The Company is one of a number of subsidiaries of Genworth, a company that through its subsidiaries provides consumers financial security solutions by selling a wide variety of insurance, investment and retirement products, primarily in North America. The Company is primarily engaged in the business of providing deferred and structured annuities, accident and health coverage, traditional and universal life insurance, as well as credit life and credit disability.

7	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The Company is not actively marketing its products.

(c)	Basis of Presentation

The accompanying statutory financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the State Corporation Commission, Bureau of Insurance of the Commonwealth of Virginia. These prescribed statutory accounting practices (SAP) include a variety of publications of the National Association of Insurance Commissioners (NAIC), including Statements of Statutory Accounting principles (SSAP), as well as state laws, regulations, and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. The Company has no significant permitted accounting practices, which vary from prescribed accounting.

The preparation of financial statements requires management to make informed judgments and estimates that affect the reported amounts of assets and liabilities (including disclosure of contingent assets and liabilities) at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Differences Between SAP Practices and GAAP

SAP differ from U.S. generally accepted accounting principles (GAAP) in several respects, which cause differences in reported assets, liabilities, shareholder’s interest (statutory capital and surplus), net income, and cash flows. The principal SAP which differ from GAAP include:

•	The financial statements of subsidiaries are not consolidated and are accounted for as investments in common stock. Subject to certain statutory limitations, the book value of subsidiaries is adjusted to their statutory surplus by a credit or charge for an unrealized gain or loss, a component of surplus. Under GAAP, certain investments in affiliates are consolidated in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 94, Consolidation of All Majority-Owned Subsidiaries.

•	Investments in bonds and redeemable preferred stocks are generally carried at cost or amortized cost; under GAAP, investments in bonds and preferred stock, other than those classified as held to maturity, are carried at fair value.

•	Certain assets (principally furniture, equipment, prepaid expenses, agents’ balances, and certain deferred tax assets) have been designated as nonadmitted assets and excluded from assets by a charge to statutory surplus. Under GAAP, such amounts are carried at amortized cost with the appropriate valuation allowance, when necessary.

•	Intangible assets (present value of future profits and goodwill) and other adjustments, resulting from the Company’s and its subsidiaries’ acquisitions, are not recorded for statutory purposes. Under GAAP, the present value of future profits is recorded and amortized, goodwill is recorded at cost and tested for impairment using a fair value methodology at least annually.

•	Aggregate reserves for life, annuities, and accident and health are based on statutory mortality and interest requirements without consideration for anticipated withdrawals. Morbidity

8	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

assumptions are based on the Company’s experience. Under GAAP, the reserves are based on the present value of future benefits less the present value of future net premiums based on mortality, morbidity, and other assumptions including anticipated withdrawals which were appropriate at the time the policies were issued or acquired.

•	Interest Maintenance Reserve (“IMR”) represents the deferral of interest-related realized gains and losses, net of tax, on primarily fixed maturity investments which are amortized into income over the remaining life of the investment sold. No such reserve is required under GAAP.

•	Federal income taxes are provided for the Company’s estimated current and deferred liability. Deferred taxes are provided for differences between financial statement and tax bases of assets and liabilities. Changes in deferred tax assets and liabilities are recognized as a separate component of gains and losses in statutory surplus, while under GAAP, these changes are included in income tax expense or benefit. Gross deferred tax assets not meeting the realization criteria outlined in SSAP No. 10, Income Taxes, are not admitted. Under GAAP, gross deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the assets will not be realized.

•	Asset Valuation Reserve (“AVR”) represents a contingency reserve for credit-related risk on most invested assets of the Company, and is charged to statutory surplus. No such reserve is required under GAAP.

•	Policy acquisition costs are expensed as incurred, while under GAAP, these costs are deferred and recognized over either (1) the expected premium paying period or (2) the estimated life of the contract.

•	Reserves are reported net of ceded reinsurance; under GAAP, reserves relating to business in which the ceding company is not legally relieved of its liability are reported gross with offsetting reinsurance receivable.

•	A provision is established for unsecured reinsurance recoverable balances from unauthorized reinsurers. The change in this provision is credited or charged to unassigned statutory surplus. Under GAAP, a provision is established for uncollectible reinsurance balances with any changes to this provision reflected in earnings for the period.

•	The Statements of Summary of Operations are different in certain respects, with life and annuity premiums being recognized as revenue when the policies and contracts are issued. Accident and health premiums are earned on a pro rata basis over the term of the policies. Under GAAP, premiums on life insurance policies are recognized when due; premiums on annuity contracts are not recognized as revenue but as deposits.

•	Revenues for universal life policies and investment products consist of the entire premium received; benefits represent the death benefits paid and the change in policy reserves. Under GAAP, premiums received in excess of policy charges are not recognized as premium revenue; benefits represent the excess of benefits paid over the policy account values and interest credited to the account values.

9	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

•	The cumulative effect of changes in accounting principles are recorded as increases or decreases in statutory surplus; under GAAP, cumulative effect of changes in accounting principles affect net income.

•	The change in the unrealized gain or loss on certain investments is recorded as an increase or decrease in statutory surplus; under GAAP, such unrealized gains and losses are recorded as a component of comprehensive income.

•	The Statements of Cash Flows differ in certain respects from the presentation required by FASB Statement No. 95, Statement of Cash Flows, including the presentation of the changes in cash and short-term investments instead of cash and cash equivalents. Short-term investments include securities with maturities, at the time of acquisition, of one year or less. For statutory purposes, there is no reconciliation between net income and cash from operations.

The principal differences between statutory capital and surplus and GAAP shareholder’s interest and net income as of and for the years ended December 31, 2005 and 2004 are as follows:

	Equity		Net income
	2005	2004	2005	2004
Statutory basis	$1,088.3	$1,210.2	$112.9	$498.3
Investment in subsidiaries	2,300.9	2,107.0	142.6	(115.7)
Investment valuation differences	22.3	21.5	(0.2)	(29.9)
Intangible assets	93.2	91.9	(2.7)	(3.0)
Reserves	13.3	13.3	—	(8.6)
IMR	9.8	12.1	(2.3)	45.9
Deferred income taxes	67.4	59.6	3.4	41.9
AVR	7.0	8.4	—	—
Nonadmitted assets	5.1	0.3	—	—
Deferred acquisition costs	10.0	11.7	(4.5)	0.8
Other	(14.4)	(3.6)	(0.2)	16.1

GAAP basis	$3,602.9	$3,532.4	$249.0	$445.8

(e)	Recognition of Revenue and Related Expenses

Premiums and annuity considerations are recognized as revenue when the policies and contracts are issued. Benefits and other fund withdrawals are expensed as incurred. Policy acquisition and maintenance expenses are charged to operations as incurred.

For accident and health contracts, premiums are earned on a pro rata basis over the applicable policy period. Premiums and fund deposits for universal life, single premium immediate annuity, and single premium deferred annuity contracts are reported as revenue when collected.

(f)	Investments

Investments in bonds are generally stated at amortized cost except for bonds where the NAIC rating has fallen to 6 and the NAIC market value has fallen below amortized cost, in which case they are

10	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

carried at NAIC market value. Amortization of mortgage and asset-backed bonds is based on anticipated prepayments at the date of purchase, with significant changes in estimated cash flows from original purchase assumptions recognized using a composite method. Amortization is accounted for using a method that approximates the interest method. Prepayment assumptions for mortgage and asset-backed bonds are obtained from broker-dealer surveys or internal estimates. For the years ending December 31, 2005 and 2004, there were $0.6 and $0.0, respectively, of realized loss amounts to bond holdings as a result of impairment.

Investments in common stocks of subsidiaries (see note 1(a)) are valued at the proportional share of statutory equity of the subsidiaries as described in the Purposes and Procedures Manual of the Securities Valuation Office of the NAIC. Changes in the proportionate share of such subsidiaries are recorded as unrealized gains and losses. Dividends from subsidiaries are recorded as income when paid.

Dividends of $91.0 and $474.6 were received from the Company’s subsidiaries during 2005 and 2004, respectively.

Short-term investments (maturity dates of one year or less from the acquisition date) are stated at cost, which approximates fair value due to their short-term maturity and are included in cash and short-term investments.

Mortgage loans and policy loans are stated at their unpaid principal balance, less an allowance for loan losses, if any. Interest on mortgage loans, including amortization of premiums, discounts, and deferred fees, is rewarded as earned and is included in investment income. At December 31, 2005 and 2004, and for the years then ended, the Company had no impaired loans.

Impairment of investment securities results in a charge to operations when a market decline below cost is other than temporary. Management regularly reviews each investment security for impairment based on criteria that include the extent to which cost exceeds market value, the duration of that market decline, and analysis of the financial health of and specific prospects for the issuer of the security. The Company actively performs comprehensive market research, monitors market conditions, and segments its investments by credit risk in order to minimize impairment risks.

The Company temporarily loans securities to broker-dealers and other financial institutions. In accordance with the NAIC Valuations of Securities Manual, the Company requires minimum collateral on securities loaned equal to 102% of the market value of the loaned securities. Compliance with collateral requirements is validated daily by the Company. The Company also tracks each lending transaction and the data elements necessary for NAIC reporting. As of December 31, 2005 and 2004, the Company had loaned securities to others with a market value of $55.0 and $87.1, respectively. At December 31, 2005, the fair value of cash and non-cash collateral held was $55.6 and $1.2, respectively. At December 31, 2004, the fair value of cash and non-cash collateral held was $89.0 and $0.5, respectively. The collateral is restricted by board resolution for the program and held by a financial institution in high-quality liquid assets.

11	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

Realized investment gains and losses, determined on a specific identification basis, are reduced by amounts transferred to IMR and are reflected as an element of net income, net of related tax. For bonds and preferred stock carried at NAIC market value, the difference between amortized cost and market value is treated as a nonadmitted asset. Changes in market values of common stock and changes in the statutory equity of unconsolidated subsidiaries are reflected as unrealized gains and losses on investments in unassigned surplus.

The Company has entered into repurchase agreements whereby the Company purchases securities and simultaneously agrees to resell the same or substantially the same securities. Repurchase agreements are accounted for as collateralized lendings with the cash paid for the securities recorded in the financial statements as fixed maturities.

(g)	Nonadmitted Assets

Certain assets, principally furniture, equipment, agents’ debit balances, certain amounts related to investments in or near default, prepaid expenses, and certain deferred income tax assets have been designated as nonadmitted assets and excluded from assets by a charge to statutory surplus. Changes in these assets are presented as changes in unassigned surplus.

(h)	Aggregate Reserves

Policy reserves on annuity and supplementary contracts are calculated using the Commissioners’ Annuity Reserve Valuation Method. The valuation interest assumptions follow the Standard Valuation Law and vary by the contracts’ characteristics and their issue year.

Policy reserves on universal life and single premium whole life contracts are based on statutory mortality and valuation interest rates using either the net level premium method or the Commissioners’ Annuity Reserve Valuation Method. The valuation interest and mortality assumptions follow the Standard Valuation Law and vary by the contracts’ characteristics and their issue year. Liabilities for life policy reserves and interest-sensitive insurance contracts are based on statutory mortality and interest requirements without consideration of withdrawals.

Accident and health benefit reserves are developed by actuarial methods and are determined based on published tables using specified statutory interest rates, mortality or morbidity assumptions, and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum of guaranteed policy cash values or the amounts required by law.

(i)	Liability for Policy and Contract Claims and Claims Adjustment Expenses

The liability for policy and contract claims represents the amount needed to provide for the estimated ultimate cost of settling claims relating to insured events that have occurred on or before the end of the respective reporting period. The estimated liability includes a provision for (1) claims that have been reported to the insurer, (2) claims related to insured events that have occurred but that have not been reported to the insurer as of the date the liability is estimated, and (3) claims adjustment expenses.

12	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

Actual experience is subject to the effects of trends in claim severity and frequency. Although considerable variability is inherent in the actual experience related to reserve assumptions, management believes that the reserves are adequate. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

(j)	Interest Maintenance Reserve

IMR represents the deferral of interest-related realized capital gains and losses, net of tax, on primarily fixed maturity investments. These gains and losses are amortized into income on a level yield method over the estimated remaining life of the investment sold or called.

(k)	Asset Valuation Reserve

AVR is a contingency reserve for credit-related losses on most investments and is recorded as a liability through a charge to statutory surplus. The reserve is calculated based on credit quality using factors provided by the NAIC.

(l)	Income Taxes

The Company files a consolidated life insurance Federal income tax return with its common parent, GECA, and its life insurance affiliates:

GE Life and Annuity Assurance Company (“GELAAC,” which was renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

FCL

Jamestown Life Insurance Company

American Mayflower Life Insurance Company of New York

GE Capital Life Assurance Company of New York (renamed Genworth Life Insurance Company of New York as of January 1, 2006)

Professional Insurance Company

Union Fidelity Life Insurance Company (for periods up to April 15, 2004 only) (“UFLIC”)

River Lake Insurance Company

River Lake Insurance Company II

The method of income tax allocation is subject to written agreement. Allocation is based on the separate return liabilities with offsets for losses and credits utilized to reduce current consolidated tax liability. Intercompany tax balances are settled quarterly, with a final settlement after filing of the Federal income tax return. For 2004, through the date up to the Genworth DPO, Genworth U.S. life insurance entities are included in the consolidated Federal income tax return of GE.

Federal income tax expense on income before realized capital gains varies from amounts computed by applying the current Federal corporate income tax rate to income before Federal income taxes. This is principally due to the effect of differences in calculations of aggregate reserves, amortization of intangibles, deferral of market discount on bonds, deferral of policy acquisition costs, and deduction for dividends received.

13	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The Internal Revenue Service is currently examining the Company for the years 2003 through 2004. Additionally, certain issues for prior years are being protested at the Appeals level. In 2000, the Company entered into an intercompany agreement with GNA, an affiliate, in which GNA assumed, on a nonrecourse basis, certain tax liabilities. Accordingly, certain reserves for potential liability on past years’ Federal tax returns are no longer required.

(m)	Reinsurance

Reinsurance premiums, commissions, expense reimbursement, claims, and claims adjustment expenses related to reinsured business are accounted for on a basis consistent with that used in accounting for the original policies issued and with the terms of the reinsurance contracts. Statement amounts are reported net of amounts ceded to other companies.

A liability has been provided for unsecured policy reserves on reinsurance ceded to companies not authorized to assume business in the state of domicile. Changes in this liability are reported directly in unassigned surplus.

Policy and contract liabilities ceded have been reported as reductions of the related reserves.

(n)	Guaranty Fund Assessments

The Company is required by law to participate in the guaranty associations of the various states in which they do business. The state guaranty associations ensure payment of guaranteed benefits, with certain restrictions, to policyholders of impaired or insolvent insurance companies by assessing all other companies involved in similar lines of business.

(o)	Reclassifications

Certain prior year amounts in the accompanying financial statements and notes thereto have been reclassified to conform to the current year’s presentation. There is no impact on net income or capital and surplus from these reclassifications.

(p)	Application of Accounting Pronouncements

In June 2005, the NAIC’s Emerging Accounting Issues Working Group issued Interpretation (“INT”) 05-05, Accounting for Revenues Under Medicare Part D Coverage, effective upon release, to provide interpretative accounting treatment for Medicare Part D provisions of the Medicare Modernization Act. The interpretation relates to the Company’s Medicare Supplement business and adoption did not have a material impact on the Company’s financial condition or results of operation.

In June 2004, the NAIC’s Accounting Practices and Procedures Task Force issued SSAP No. 88, Investments in Subsidiary, Controlled, and Affiliated Entities, A Replacement of SSAP No. 46, with an effective date of January 1, 2005. SSAP No. 88 supersedes SSAP No. 46, Investments in Subsidiary, Controlled, and Affiliated Entities, and amends SSAP No. 68, Business Combinations and Goodwill, and changes the statutory accounting principles for investments in subsidiaries, controlled, and affiliated investments. Adoption of SSAP No. 88 did not have a material impact on the Company’s financial condition or results of operations.

14	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

In June 2004, the NAIC’s Accounting Practices and Procedures Task Force issued SSAP No. 91, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with an effective date of January 1, 2005. SSAP No. 91 supercedes SSAP 18, Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, SSAP No. 33, Securitization, and SSAP No. 45, Repurchase Agreements, Reverse Repurchase Agreements and Dollar Repurchase Agreements. SSAP No. 91 establishes statutory accounting principles for transfers and servicing of financial assets, including asset securitizations and security lending programs, extinguishments of liabilities, and repurchase agreements. The provisions of SSAP No. 91 are to be applied prospectively and did not have a material impact on the Company’s financial condition or results of operation.

(2)	Investments

(a)	Bonds and Preferred and Common Stocks

At December 31, 2005 and 2004, the carrying value, gross unrealized gains and losses, and NAIC market values of the Company’s bonds and preferred and common stocks, excluding stocks of affiliates, were as follows:

	2005
	Carrying value	Gross unrealized gains	Gross unrealized losses	NAIC market value
Bonds:
U.S. governments	$26.6	$1.5	$—	$28.1
Special revenue	6.0	0.2	—	6.2
Public utilities	44.9	2.4	(0.4)	46.9
Industrial and miscellaneous	369.4	9.5	(4.0)	374.9
Mortgage and asset-backed	180.2	1.4	(2.1)	179.5

Total bonds	$627.1	$15.0	$(6.5)	$635.6

15	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

	2004
	Carrying value	Gross unrealized gains	Gross unrealized losses	NAIC market value
Bonds:
U.S. governments	$15.0	$1.2	$—	$16.2
Special revenue	10.7	0.2	—	10.9
Public utilities	51.0	3.2	(0.1)	54.1
Industrial and miscellaneous	402.8	16.8	(3.0)	416.6
Mortgage and asset-backed	215.9	4.2	(0.6)	219.5

Total bonds	$695.4	$25.6	$(3.7)	$717.3

The fair value of bonds in accordance with GAAP was $635.7 and $716.5 at December 31, 2005 and 2004, respectively.

The scheduled maturity distribution of the bond portfolio at December 31, 2005 follows. Expected maturities may differ from scheduled contractual maturities because issuers of securities may have the right to call or prepay obligations with or without call or prepayment penalties.

	2005
	Carrying value	NAIC market value
Due in one year or less	$12.6	$12.7
Due after one year through five years	87.5	88.0
Due after five years through ten years	216.8	218.1
Due after ten years	130.0	137.3

Subtotals	446.9	456.1
Mortgage and asset-backed securities	180.2	179.5

Totals	$627.1	$635.6

As required by law, the Company has investments on deposit with governmental authorities and banks for the protection of policyholders with a statement value of $5.6 and $5.7 at December 31, 2005 and 2004, respectively.

At December 31, 2005, approximately 58.9% of the Company’s investment portfolio is comprised of security issues in the industrial and miscellaneous category, the vast majority of which are rated investment grade, and which are senior secured bonds. This portfolio is widely diversified among

16	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

various geographic regions in the United States, and is not dependent on the economic stability of one particular region.

At December 31, 2005, the Company did not hold any investments in any single issuer, other than securities issued or guaranteed by the U.S. Government, which exceeded 10% of capital and surplus, except as follows:

Issuer name	2005
FIRST COLONY LIFE INSURANCE COMPANY	$825.8

At December 31, 2004, the Company did not hold any investments in any single issuer, other than securities issued or guaranteed by the U.S. Government, which exceeded 10% of capital and surplus, except as follows:

Issuer name	2004
FIRST COLONY LIFE INSURANCE COMPANY	$936.7

The credit quality of the bond portfolio at December 31, 2005 and 2004 follows. The quality ratings represent NAIC designations.

	2005		2004
	Carrying value	Percent	Carrying value	Percent
Class 1– highest quality	$433.1	69.1%	$467.3	67.2%
Class 2 – high quality	144.4	23.0	166.4	23.9
Class 3 – medium quality	19.2	3.1	30.7	4.4
Class 4 – low quality	28.0	4.4	22.1	3.2
Class 5 – lower quality	2.0	0.3	3.9	0.6
Class 6 – in or near default	0.4	0.1	5.0	0.7

Totals	$627.1	100.0%	$695.4	100.0%

Bonds with ratings ranging from AAA/Aaa to BBB-/Baa3, as assigned by a rating service such as Standard and Poor’s Corporation or Moody’s Investment Services, are generally regarded as investment grade securities. Some agencies and treasuries (that is, those securities issued by the U.S. Government or an agency thereof) are not rated, but all are considered to be investment grade securities. The NAIC regards agencies and treasuries and all A ratings as Class 1 (highest quality), BBB/Baa ratings as Class 2 (high quality), BB/Ba ratings as Class 3 (medium quality), B ratings as Class 4 (low quality), all C ratings as Class 5 (lower quality), and D ratings as Class 6 (in or near default).

Bonds with a book value and statement value of $0.4 and $0.7 were in default at December 31, 2005 and 2004, respectively.

17	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

(b)	Common Stocks of Affiliate

The Company’s investment in common stock at December 31, 2005 and 2004 includes its proportionate ownership percentage as disclosed in note 1(a). The following tables summarize data from the statutory financial statements of the affiliate as of and for the years ended December 31, 2005 and 2004, respectively.

FCL
2005:
Total admitted assets	$7,825.0
Total liabilities	6,999.2
Total capital and surplus	825.8
Net loss	(24.1)
2004:
Total admitted assets	$7,255.0
Total liabilities	6,318.3
Total capital and surplus	936.7
Net income	173.3

(c)	Mortgage Loans

At December 31, 2005 and 2004, the Company’s mortgage loan portfolio consisted of 60 and 59 first lien commercial mortgage loans, respectively. The loans, which were originated by the Company through a network of mortgage bankers, were made only on developed and leased properties and have a maximum loan-to-value ratio of 75% at the date of origination. The Company does not engage in construction lending or land loans.

At December 31, 2005 and 2004, the Company held $19.8 and $13.3, respectively, of mortgages secured by real estate in Florida which was 17.3% and 12.5% of its total mortgage portfolio in 2005 and 2004, respectively. In addition, the Company also held $13.7 and $15.9, respectively, of mortgages secured by real estate in California, which is 12.0% and 14.9% of its total mortgage portfolio in 2005 and 2004, respectively.

The Company’s portfolio consisted of loans with an average loan balance of $1.9 and $1.8 at December 31, 2005 and 2004, respectively. All of the Company’s mortgages were in good standing with no principal or interest payments delinquent more than 90 days as of December 31, 2005. The maximum and minimum lending rates for mortgage loans during 2005 were 8.84% and 3.89%, respectively.

18	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

(d)	Net Investment Income

For the years ended December 31, 2005 and 2004, the sources of investment income (loss) of the Company were as follows:

	2005	2004
Bonds	$38.7	$49.9
Common stock	91.0	474.6
Mortgage loans	7.8	8.1
Policy loans	0.9	0.9
Short-term investments	0.2	0.1
Other	0.2	(10.2)

Gross investment income	138.8	523.4
Investment and interest expenses	(1.0)	(0.7)

Net investment income	$137.8	$522.7

Included in other investment income for the year ended December 31, 2004 is $10.8 that was transferred to UFLIC in connection with the reinsurance transaction described in note 9.

For the years ended December 31, 2005 and 2004, proceeds and gross realized capital gains and losses resulting from sales, maturities, or other redemptions of investments were as follows:

	2005	2004
Proceeds from sales, maturities, or other redemptions of fixed maturities	$107.7	$116.7

Gross realized capital:
Gains	$0.9	$53.8
Losses	(2.4)	(5.9)

Subtotal	(1.5)	47.9
Federal income tax benefit (provision)	—	(17.4)
Transferred to IMR, net of tax	(0.1)	(47.8)

Net realized capital losses	$(1.6)	$(17.3)

(e)	Impairment of Investment Securities

The Company regularly reviews each investment security for impairment in accordance with the company’s impairment policy, which includes both quantitative and qualitative criteria. Quantitative criteria include length of time and amount that each security position is in an unrealized loss position, and for fixed maturities, whether the issuer is in compliance with the terms and covenants of the security. The Company’s qualitative criteria include the financial strength and specific prospects for the issuer as well as the Company’s intent to hold the security until recovery. The Company’s impairment reviews involve the Company’s finance, risk and asset management teams as

19	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

well as the portfolio management and research capabilities of GE Asset Management Incorporated and other third-party asset managers, as required.

For fixed maturities, the Company recognizes an impairment charge to earnings in the period in which the Company determines that it does not expect either to collect principal and interest in accordance with the contractual terms of the instruments or to recover based on underlying collateral values, considering events such as a payment default, bankruptcy or disclosure of fraud. For equity securities, the Company recognizes an impairment charge in the period in which it determines that the security will not recover to carrying value within a reasonable period. The Company determines what constitutes a reasonable period on a security-by-security basis based upon consideration of all the evidence available to it, including the magnitude of an unrealized loss and its duration. In any event, this period does not exceed 18 months for common equity securities. The Company measures impairment charges based on the difference between the carrying value of the security and its estimated fair value. Estimated fair value is based on NAIC value or quoted market price, except for certain infrequently traded securities where the Company estimates values using internally developed pricing models. These models are based upon common valuation techniques and requires the Company to make assumptions regarding credit quality, liquidity and other factors that affect estimated values.

During 2005 and 2004, the Company recognized impairment losses of $0.6 million and $0.0 million, respectively, which are included in net investment income. The Company generally intends to hold securities in unrealized loss positions until they recover. However, from time to time, the Company sells securities in the normal course of managing its portfolio to meet diversification, credit quality, yield and liquidity requirements.

20	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The following table presents the gross unrealized losses and estimated fair values of the Company’s investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2005:

	Less than 12 months			12 months or more
Description of securities	Estimated fair value	Gross unrealized losses	Number of securities	Estimated fair value	Gross unrealized losses	Number of securities
Fixed maturities:
U.S. government and agency	$11.0	$—	4	$—	$—	—
All other governments	—	—	—	—	—	—
States and political subdivisions	—	—	—	—	—	—
Special revenue	6.8	(0.1)	3	2.0	(0.1)	2
Public utilities	20.2	(0.3)	5	1.6	—	2
Industrial and miscellaneous and mortgage and asset-backed	203.7	(3.6)	72	38.9	(2.4)	19

Total temporarily impaired securities	$241.7	$(4.0)	84	$42.5	$(2.5)	23

% Below cost—fixed maturities:
<20% Below cost	$241.7	$(4.0)	84	$41.1	$(1.9)	22
20-50% Below cost	—	—	—	1.4	(0.6)	1
>50% Below cost	—	—	—	—	—	—

Total fixed maturities	241.7	(4.0)	84	42.5	(2.5)	23

Investment grade	$223.0	$(3.7)	75	$29.7	$(0.8)	16
Below investment grade	18.7	(0.3)	9	12.8	(1.7)	7
Not rated	—	—	—	—	—	—

Total temporarily impaired securities	$241.7	$(4.0)	84	$42.5	$(2.5)	23

The investment securities in an unrealized loss position as of December 31, 2005 consist of 107 securities accounting for unrealized losses of $6.5. Of these unrealized losses, 70% are investment grade (NAIC designation 1 through 2) and 91% are less than 20% below cost. The amount of the unrealized loss on these securities is primarily attributable to increases in interest rates and changes in credit spreads.

For the investment securities in an unrealized loss position as of December 31, 2005, one security is below cost 20% or more and below investment grade (NAIC designation 3 and below) for twelve months or more accounting for unrealized losses of $0.6 million. The issuer is in the airline industry and is current on all terms. All airline securities are collateralized by commercial jet aircraft associated with several domestic airlines. We believe the airline security holding is in a temporary loss position as a result of ongoing negative market reaction to difficulties in the commercial airline industry.

Because the Company has the ability and intent to hold these investment securities until the recovery of the fair value up to the cost of the investments, which may be maturity, the Company does not consider these investments to be other-than-temporarily impaired at December 31, 2005.

(3)	Aggregate Reserves

Liabilities for the life insurance products are based on the 1941 CSO, 1958 CSO, 1980 CSO, 1958 CET, 1980 CET, or American Experience mortality tables. Liabilities for most annuities use the 1971 IAM, 1971 GAM, 1983 GAM, 1983a, or Annuity 2000 mortality tables.

21	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

As of December 31, the following table summarizes the aggregate reserves and weighted average interest rate assumptions for the Company:

	2005		2004
Line of business	Aggregate reserves	Interest rates	Aggregate reserves	Interest rates
Individual life	$187.6	4.0%	$190.4	4.2%
Individual supplementary contracts with life contingencies	10.1	6.8	10.4	6.9

Total individual life	197.7		200.8
Group life	—	3.5	—	3.5

Total life	197.7		200.8

Annuities:
Individual annuities:
Immediate	23.2	8.3	24.9	8.3
Deferred	202.7	4.0	223.6	4.0

Total individual annuities	225.9		248.5
Group annuities	9.2	8.3	9.4	8.3

Total annuities	235.1		257.9

Other annuities	4.2	3.9	6.9	4.1
Accident and health	29.9	2.8	34.1	2.0

Total life, annuities, and accident and health aggregate reserves	466.9		499.7

Deposit-type funds:
Supplementary contracts without life contingencies	19.2	6.6	21.2	7.0
Other deposit-type funds	0.5	2.7	0.5	2.7

Total deposit-type funds	19.7		21.7

Total aggregate reserves and deposit-type funds	$486.6		$521.4

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium beyond the end of the month of death. Reserves for surrender values in excess of reserves otherwise required were included in aggregate reserves – life and annuity contracts.

22	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The reserve for substandard life policies for which the premium is for a rated age is the regular reserve for the plan at the rated age. The reserve for substandard life policies for which the cost of insurance is based on a multiple of the standard mortality table is the reserve using the multiple mortality table.

The reserve for substandard structured settlements policies is based on a flat extra mortality rate calculated at issue to produce the life expectancy determined during the underwriting process.

As of December 31, 2005 and 2004, the Company has $1.6 and $5.7, respectively, of insurance in force for which the future guaranteed maximum gross premiums are less than the future net premiums according to the standard of valuation set by the Commonwealth of Virginia. Reserves to cover the above insurance totaled $0.09 and $0.1 at December 31, 2005 and 2004, respectively, and are reported in miscellaneous reserves.

The Tabular Interest, Tabular less Actual Reserves Released, and Tabular Cost have been determined by formula as described in the NAIC instructions.

For the determination of Tabular Interest on funds not involving life contingencies, each valuation rate of interest is calculated as one hundredth of the product of such valuation rate of interest times the mean amount of funds subject to such valuation rate on interest held at the beginning and end of the year of valuation.

Withdrawal Characteristics of Annuity Actuarial Reserves and Deposit-Type Contract Funds and Other Liabilities Without Life or Disability Contingencies:

	Amount	Percentage of total
Subject to discretionary withdrawal:
At book value without adjustment (minimal or no charge or adjustment)	$214.9	24.5%
Not subject to discretionary withdrawal	661.2	75.5

Total, gross	876.1	100.0
Reinsurance ceded	611.1	—

Total, net	$265.0	100.0%

The Company did not have any direct written premium generated by managing general agents or third-party administrators during the year.

23	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

(4)	Liability for Policy and Contract Claims

Activity in the accident and health policy claim reserve, including the present value of amounts not yet due (which are included as a component of aggregate reserves) of $4.3 and $5.2 at December 31, 2005 and 2004, respectively, is summarized as follows:

	For the years ended December 31
	2005	2004
Balance at January 1	$27.5	$23.7
Less reinsurance reserve credit and recoverables	13.4	14.1

Net balance January 1	14.1	9.6

Incurred related to:
Current year	32.8	41.5
Prior years	(7.8)	(5.1)

Total incurred	25.0	36.4

Paid related to:
Current year	23.4	31.5
Prior year	6.2	0.4

Total paid	29.6	31.9

Net balance at December 31	9.5	14.1
Plus reinsurance reserve credit and recoverables	14.3	13.4

Claim liability at December 31	$23.8	$27.5

As a result of changes in estimates of insured events in prior years, incurred claims decreased by $7.8 and $5.1 in 2005 and 2004, respectively, because of favorable morbidity and/or life mortality claims ratios.

(5)	Transactions with Affiliates

The Company and various other insurance company affiliates, including direct and or indirect subsidiaries of Genworth and certain direct and indirect subsidiaries of General Electric Capital Services, Inc. (denoted by **) are parties to an amended and restated services agreement under which each company agrees to provide and each company agrees to receive certain general services. These services include, but are not limited to, data processing, communication marketing, public relations, advertising, investment management, human resources, accounting, actuarial, legal, administration of agent and agency matters, purchasing, underwriting and claims. Under the terms of the agreement, settlements are to be made quarterly. This contract represents the principal administrative service agreement between the Company and the following affiliates:

Brookfield Life Assurance Company

FFRL Re Corporation

FCL

GE Group Life Assurance Company (renamed Genworth Life and Health Insurance Company as of March 24, 2006)

24	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

GELAAC

GECA

GNA

Heritage Casualty Insurance Company**

Heritage Life Insurance Company**

Jamestown Life Insurance Company

Professional Insurance Company

River Lake Insurance Company

River Lake Insurance Company II

Union Fidelity Life Insurance Company**

Verex Assurance, Inc.

Viking Insurance Company, Ltd

Westlake Insurance Company**

Settlements under the agreement are made quarterly. For the year ended December 31, 2005, the Company made net payments of $6.6 and received net reimbursements of ($0.3) for the year ended December 31, 2004.

The Company is a party to a Second Amended and Restated Master Outsourcing Agreement and Project Specific Agreements with Genpact International Holdings Luxembourg, Swiss Branch Zug and a Master Outsourcing Agreement and Project Specific Agreements with GE Capital International Services – Americas, Inc. pursuant to which the Company receives various administrative, systems and other services.

The Company is a party to an Amended and Restated Investment Management and Services Agreement with GE Asset Management Incorporated (“GEAM”) pursuant to which the Company receives related services. The Company incurred expenses of $0.9 and $0.6, respectively for the years ended December 31, 2005 and 2004.

The Company is a party to a Derivatives Management Services Agreement with General Electric Corporation (“GECC”), Genworth and GNA pursuant to which it receives services related to its hedging program.

The Company participates in reinsurance agreements whereby the Company assumes or cedes business with its affiliates. See note 8 for further details on affiliate reinsurance agreements.

The Company received a dividend of $91.0 from its subsidiary, FCL, on June 10, 2005, and after prior notification to the Virginia Bureau of Insurance, the Company paid a dividend of $116.0 to its stockholder of record, GECA, on June 10, 2005.

On April 15, 2004, the Company paid a dividend on its common stock consisting of (i) cash in the amount of $58.0, (ii) securities with a fair market value, as of April 15, 2004, of $310.0, and (iii) 66,924 shares of UFLIC common stock with a carrying value of $81.8.

On April 15, 2004, the Company received a dividend from subsidiaries consisting of (i) cash in the amount of $31.5 and (ii) securities with a fair market value, as of April 15, 2004, of $443.1.

25	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The Company sold securities with a carrying value of $18.7 to Brookfield Life Assurance Company on March 29, 2004. The sale of securities resulted in a realized gain of $0.9.

On May 31, 2004, the Company paid a dividend on its common stock consisting of 3,010 shares of GELAAC common stock with a carrying value of $75.6.

The company recorded non-cash exchanges of certain assets with affiliated parties totaling $0.0 and $17.8, in 2005 and 2004, respectively.

Total amounts due from or owed to affiliates at December 31, 2005 and 2004 are included in the following balance sheet captions:

	2005	2004
Assets:
Reinsurance ceded	$5.6	$0.2
Premiums and accounts receivable	0.2	0.7
Receivable from parent, subsidiary, and affiliates	1.5	0.6
Federal income tax recoverable	—	8.0

Total assets	$7.3	$9.5

Liabilities:
Other liabilities	$6.5	$1.9
Federal income taxes due or accrued	2.2	—
Payable to parent, subsidiary and affiliates	7.5	6.5

Total liabilities	$16.2	$8.4

(6)	Pension and Defined Benefit Plan

The Company has no employees, however, it is allocated costs for services provided by employees of affiliate companies (“Genworth Employees”).

Prior to September 27, 2005, Genworth Employees participated in the GE Pension Plan. Costs are allocated to the Company as a percentage of the employee’s base salary. Pension costs allocated to the Company amounted to $0.01 and $0.02 for 2005 and 2004, respectively. The Company has no legal obligation for benefits under this plan.

Genworth Employees who met the required age and service requirements as of September 27, 2005 are eligible for GE medical and life insurance coverage during retirement. Expenses of the plan are charged to the Company on a per person basis. The Company’s share of expenses for retirees under these plans was $0.13 and $0.12 for 2005 and 2004, respectively. The company has no legal obligation for benefits under these plans.

Prior to September 27, 2005, Genworth Employees participates in the GE Savings and Security Program. The Company’s share of this saving plan expense was $0.03 and $0.03 for 2005 and 2004, respectively. The Company has no legal obligation for benefits under this plan.

26	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

Prior to September 27, 2005, Genworth Employees were eligible for GE severance payments upon termination of service. Costs are allocated to the company as a percentage of the employee’s base salary. Post employment costs allocated to the Company amounted to $0.2 and $0.2 for 2005 and 2004, respectively. The Company has no legal obligation for benefits under this plan.

Effective as of September 27, 2005, GE ceased to own more than 50% of Genworth’s outstanding common stock. At that time, applicable employees ceased participating in the GE benefit plans and began participating in employee benefit plans established and maintained by Genworth.

Genworth Employees participate in the Genworth Pension Plan. Costs are allocated to the Company as a percentage of the employee’s base salary. Pension costs allocated to the Company amounted to $0.02 for 2005. The Company has no legal obligation for benefits under this plan.

Genworth Employees are eligible for Genworth medical and life insurance coverage during retirement subject to age and service requirements. Expenses of the plan are charged to the Company on a per person basis. The Company’s share of expenses for retirees under these plans was $0.01 for 2005. The company has no legal obligation for benefits under these plans.

Genworth Employees participates in the Genworth 401K. The Company’s share of this saving plan expense was $0.01 for 2005. The Company has no legal obligation for benefits under this plan.

Genworth Employees are eligible for Genworth severance payments upon termination of service. Costs are allocated to the company as a percentage of the employee’s base salary. Post employment costs allocated to the Company amounted to $0.0 for 2005. The Company has no legal obligation for benefits under this plan.

(7)	Income Taxes

The components of the net deferred tax assets and deferred tax liabilities in the Company’s Statements of Admitted Assets, Liabilities, and Capital and Surplus at December 31, 2005 and 2004 consist of the following:

	2005	2004
Gross deferred tax assets (admitted and nonadmitted)	$22.1	$41.0
Gross deferred tax liabilities	(0.8)	(1.5)

Net deferred tax assets	21.3	39.5
Nonadmitted deferred tax assets	(17.3)	(30.4)

Net admitted deferred tax assets	$4.0	$9.1

Decrease in deferred tax assets nonadmitted	$13.1	$4.3

27	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The provisions for incurred taxes on earnings for the years ended December 31, 2005 and 2004 are:

	2005	2004
Federal income taxes	$10.3	$(24.4)
Federal income tax on net capital gains	—	17.4

Federal income taxes incurred	$10.3	$(7.0)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2005 and 2004 are as follows:

	2005	2004
Deferred tax assets:
Investments	$0.6	$3.8
Deferred acquisition costs	4.7	5.5
Intangibles	9.4	11.8
Reserves	4.7	4.3
Accruals	2.7	15.6

Total deferred tax assets	22.1	41.0
Nonadmitted deferred tax assets	(17.3)	(30.4)

Admitted deferred tax assets	4.8	10.6

Deferred tax liabilities:
Premiums	0.8	(1.4)
Guaranty fund assessments	—	(0.1)

Total deferred tax liabilities	0.8	(1.5)

Net admitted deferred tax assets	$4.0	$9.1

The change in net deferred income taxes is comprised of the following:

	2005	2004	Change
Total deferred tax assets	$22.1	$41.0	$(18.9)
Total deferred tax liabilities	(0.8)	(1.5)	0.7

Net deferred tax assets	$21.3	$39.5	$(18.2)

28	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The provision for federal income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference are as follows:

	2005	2004
Current income taxes incurred	$10.3	$(24.4)
Change in deferred income tax (without tax on unrealized gains and losses)	18.2	2.2

Total income tax reported	$28.5	$(22.2)

Expected income tax expense at 35% statutory rate	$43.7	$172.0
Increase (decrease) in actual tax reported resulting from:
Dividend received deduction	(31.9)	(166.0)
Reinsurance	—	(6.9)
Tax detriment (benefit) for capital gains (losses)	(0.5)	(0.6)
Statutory amortization of IMR	(0.8)	(0.7)
Other	18.0	(20.0)

Total income tax reported	$28.5	$(22.2)

The following are income taxes incurred in the current and prior years that will be available for recoupment in the event of future losses:

Year:
2005	$4.8
2004	10.2

(8)	Commitments and Contingencies

(a)	Litigation

The Company is a defendant in various cases of litigation considered to be in the normal course of business. The Company does not consider existing contingent liabilities arising from litigation, income taxes and other matters to be material in relation to the financial position of the Company.

(b)	Mortgage Loan Commitments

As of December 31, 2005 and 2004, the Company was not committed to fund mortgage loans. Because of the short-term nature of these commitments, the face value is a reasonable estimate of their fair value.

29	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

(c)	Guaranty Association Assessments

The Company is required by law to participate in the guaranty associations of the various states in which it is licensed to do business. The state guaranty associations ensure payment of guaranteed benefits, with certain restrictions, to policyholders of impaired or insolvent insurance companies by assessing all other companies operating in similar lines of business.

(9)	Reinsurance

The Company follows the usual industry practices of reinsuring (ceding) portions of its risk with other companies. Use of reinsurance does not discharge an insurer from liability on the insurance ceded. The insurer is required to pay in full the amount of its insurance obligations regardless of whether it is entitled or able to receive payment from its reinsurer. The Company monitors both the financial conditions of the reinsurers as well as risk concentrations arising from activities and economic characteristics of the reinsurers to lessen the risk of default by such reinsurers. All principal reinsurers maintain an A.M. Best rating of “A” or better.

Effective October 1, 1998, the Company ceded on a coinsurance basis its long-term care insurance contracts to GECA. The ceded reinsurance reserves were (other than for unearned premiums) $27.4 and $28.9 at December 31, 2005 and 2004, respectively. Ceded reinsurance premiums for the years ended December 31, 2005 and 2004 totaled $2.4 and $3.5, respectively.

On April 15, 2004, the Company entered into a reinsurance agreement with UFLIC pursuant to which it ceded, effective as of January 1, 2004, its structured settlement block of business. The Company ceded approximately $603.0 of reserves to UFLIC under the reinsurance agreement and recognized a deferred reinsurance gain through surplus of $55.5. In addition, the Company transferred $9.7 of historical IMR to UFLIC in the transaction. Under a separate reinsurance agreement, the Company assumed approximately $25.0 of Medicare supplement reserves from UFLIC and paid $15.0 of ceding commission expense in the transaction. These reinsurance transactions which were entered into in connection with Genworth’s IPO, were reviewed and approved by the Virginia Bureau of Insurance. UFLIC was not transferred to Genworth and remains a wholly-owned subsidiary of General Electric Company. The ceded reinsurance reserves to UFLIC were $611.1 and $613.0 at December 31, 2005 and 2004, respectively. Ceded insurance premiums to UFLIC for the years ended December 31, 2005 and 2004 totaled $0.0, each.

To secure the payment of its obligations to the Company under the reinsurance agreements governing the reinsurance transactions, UFLIC has established trust accounts to maintain an aggregate amount of assets with a statutory book value at least equal to the statutory general account reserves attributable to the reinsured business less an amount to be held in certain claims paying accounts. A trustee administers the trust accounts and the Company is permitted to withdraw from the trust accounts amounts due to the Company pursuant to terms of the reinsurance agreements that are not otherwise paid by UFLIC.

30	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The effects of reinsurance on premiums earned and benefits incurred for the years ended December 31, 2005 and 2004 were as follows:

	Premiums earned		Benefits incurred
	2005	2004	2005	2004
Direct	$36.3	$37.2	$82.7	$88.2
Assumed	18.6	24.5	14.2	24.8
Ceded	(4.9)	(5.9)	(43.3)	(49.3)

Net	$50.0	$55.8	$53.6	$63.7

The Company did not write off any reinsurance balances or commute any reinsurance contracts during the year. The Company does not have any retrospectively rated contracts and contracts subject to redetermination.

(10)	Statutory Capital and Surplus and Dividend Restriction

The NAIC utilizes Risk-Based Capital (“RBC”) to evaluate the adequacy of statutory capital and surplus in relation to risks associated with: (i) asset risk, (ii) insurance risk, (iii) interest rate risk, and (iv) business risk. The RBC formula is designed as an early warning tool for the states to identify potential undercapitalized companies for the purpose of initiating regulatory action. In the course of operations, the Company periodically monitors the level of its RBC and it exceeds the minimum required levels as of December 31,2005 and 2004.

State insurance departments, which regulate insurance companies, recognize only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under law, and for determining whether its financial condition warrants payment of a dividend to its shareholders.

The Company is restricted by the Commonwealth of Virginia Insurance Code as to the amount of dividends that may be paid within a 12-consecutive-month period without regulatory consent. That restriction is the lesser of the statutory net gain from operations for the previous year or 10% of total capital and surplus at December 31 of the previous year. At December 31, 2005, approximately $108.8 is available without prior approval for dividend payment in 2006.

(11)	Fair Value Disclosures

The fair values of financial instruments presented below are estimates of the fair values at a specific point in time using available market information and valuation methodologies considered appropriate by management. These estimates are subjective in nature and involve uncertainties and significant judgment in the interpretation of current market data. Therefore, the fair values presented are not necessarily indicative of amounts the Company could realize or settle currently. The Company does not necessarily intend to dispose of or liquidate such instruments prior to maturity.

The carrying values of policy loans, short-term investments, payables, and receivables that are financial instruments approximate fair value at December 31, 2005 and 2004, and therefore are not presented in the table below.

31	(Continued)

FEDERAL HOME LIFE INSURANCE COMPANY

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

At December 31, 2005 and 2004, the carrying amounts (under SSAP) and fair values (under GAAP) of the Company’s financial instruments were as follows:

	2005		2004
Financial instruments	Carrying amount	Fair value	Carrying amount	Fair value
Bonds	$627.1	$635.7	$695.4	$716.5
Mortgage loans	114.2	118.0	106.6	106.7

The fair value of bonds equals quoted market price, if available. If a quoted market price is not available, fair values are estimated based on management’s judgment using market prices for similar instruments.

The fair value of mortgage loans is estimated by discounting the estimated future cash flows using interest rates applicable to current loan origination, adjusted for credit risks.

(12)	Reconciliation to Annual Statement

The accompanying statutory financial statements do not agree to the 2005 and 2004 Annual Statements of the Company. The differences in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus; the Statutory Statements of Summary of Operations; and the Statutory Statements of Changes in Capital and Surplus result from a change in FCL, a subsidiary, carrying value due to a correction for an experience rating refund. The following tables summarize the differences:

	As reported in the 2005 annual statement	Difference	As reported on accompanying statutory financial statements
Statutory Statements of Changes in Capital and Surplus:
Change in net unrealized capital losses	$(88.0)	$(22.3)	$(110.3)
Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus:
Common stocks – affiliates	$914.4	$22.3	$936.7
Unassigned surplus	145.0	22.3	167.3
Statutory Statements of Changes in Capital and Surplus:
Change in net unrealized capital losses	(11.2)	3.5	(7.7)
Unassigned surplus	145.0	22.3	167.3

32

Schedule 1

FEDERAL HOME LIFE INSURANCE COMPANY

Schedule of Selected Data

Year ended December 31, 2005

(Dollar amounts in millions)

Investment income earned:
U.S. Government bonds	$1.1
Other bonds (unaffiliated)	37.6
Preferred stocks (unaffiliated)	—
Common stocks of affiliates	91.0
Mortgage loans	7.8
Policy loans	0.9
Short-term investments	0.2
Derivative instruments	—
Aggregate write-ins for investment income	0.2

Gross investment income	$138.8

Mortgage loans – book value:
Farm mortgages	$—
Residential mortgages	—
Commercial mortgages	114.2

Total mortgage loans	$114.2

Mortgage loans by standing – book value:
Good standing	$114.2

Good standing with restructured terms	$—

Interest overdue more than 90 days, not in foreclosure	$—

Foreclosure in process	$—

Bonds and stocks of parents, subsidiaries, and affiliates – book value:
Common stocks	$825.8

Bonds and short-term investments by class and maturity:
Bonds and short-term investments by maturity – statement value:
Due within one year or less	$30.7
Over 1 year through 5 years	129.6
Over 5 years through 10 years	327.7
Over 10 years through 20 years	85.4
Over 20 years	57.6

Total by maturity	$631.0

Bonds and short-term investments by class – statement value:
Class 1	$437.0
Class 2	144.4
Class 3	19.2
Class 4	28.0
Class 5	2.0
Class 6	0.4

Total by class	$631.0

Total bonds and short-term investments publicly traded	$475.9

Total bonds and short-term investments privately placed	$155.1

33	(Continued)

Schedule 1

FEDERAL HOME LIFE INSURANCE COMPANY

Schedule of Selected Data

Year ended December 31, 2005

(Dollar amounts in millions)

Preferred stocks – statement value	$—

Common stocks (unaffiliated) – market value	$—

Short-term investments – book value	$3.9

Cash on deposit	$(0.6)

Life insurance in force (gross):
Industrial	$—

Ordinary	$1,965.4

Credit life	$0.7

Group life	$0.4

Amount of accidental death insurance in force under ordinary policies	$36.5

Life insurance policies with disability provisions in force:
Industrial	$—

Ordinary	$473.4

Credit life	$—

Group life	$—

Supplementary contracts in force:
Ordinary – not involving life contingencies:
Amount on deposit	$10.8

Income payable	$1.8

Ordinary – involving life contingencies:
Income payable	$1.5

Annuities:
Ordinary:
Immediate – amount of income payable	$3.3

Deferred – fully paid account balance	$103.2

Deferred – not fully paid – account balance	$98.9

Group:
Amount of income payable	$1.0

Fully paid account balance	$—

Not fully paid – account balance	$1.3

Accident and health insurance – premiums in force:
Ordinary	$17.8

Group	$1.7

Credit	$—

Deposit funds and dividend accumulations:
Deposit funds – account balance	$—

Dividend accumulations – account balance	$—

34	(Continued)

Schedule 1

FEDERAL HOME LIFE INSURANCE COMPANY

Schedule of Selected Data

Year ended December 31, 2005

(Dollar amounts in millions)

Claim payments 2005:
Group accident and health – year ended December 31, 2005:
2005	$7.1

2004	$0.1

2003	$—

2002	$—

2001	$—

Prior	$—

Other accident and health – year ended December 31, 2005:
2005	$16.4

2004	$5.4

2003	$0.2

2002	$0.2

2001	$0.1

Prior	$0.2

Other coverages that use developmental methods to calculate claims reserves:
Claims reserves:
2005	$—

2004	$—

2003	$—

2002	$—

2001	$—

Prior	$—

See accompanying independent auditors’ report.

Schedule 2

FEDERAL HOME LIFE INSURANCE COMPANY

Supplemental Investment Risk Interrogatories

Year ended December 31, 2005

(Dollar amounts in millions)

1. Total admitted assets at December 31, 2005:	$1,619.4

2.	State by investment category the ten largest exposures to a single issuer/borrower/investment, excluding (i) U.S. Government, U.S. Government agency securities, and those U.S. Government money market funds listed in money market funds listed in the Appendix to the SVO Purposes and Procedures Manual as exempt, (ii) property occupied by the Company, and (iii) policy loans.

Issuer		Description of Exposure	Amount	Percentage of total admitted assets
2.01	First Colony Life Insurance Company	Common Stock	$825.8	51.0%
2.02	LB-UBS Comm Mortgage Trust 2004-C6 F	Bond	30.6	1.9
2.03	JP Morgan Chase Com Mtg 2004-PNC1 A4	Bond	29.5	1.8
2.04	Principal Life Global 144A	Bond	17.2	1.1
2.05	Hanson Australia Funding	Bond	11.9	0.7
2.06	Barclays Bank PLC 144A	Bond	11.5	0.7
2.07	CNF Inc	Bond	10.5	0.6
2.08	Key Bank NA BKNT	Bond	10.2	0.6
2.09	Kroger Co	Bond	9.6	0.6
2.10	Reed Elsevier Capital MTN	Bond	9.5	0.6

3.	State the amount and percentages of the reporting entity’s total admitted assets held in bonds and preferred stocks by NAIC rating.

Bonds and short-term investments		Amount	Percentage of total admitted assets
3.01	NAIC-1	$437.0	27.0%
3.02	NAIC-2	144.4	8.9
3.03	NAIC-3	19.2	1.2
3.04	NAIC-4	28.0	1.7
3.05	NAIC-5	2.0	0.1
3.06	NAIC-6	0.4	0.0

4.	The Company’s total foreign investment is more than 2.5% of total admitted assets. Aggregate foreign investment exposure categorized by NAIC sovereign rating:

		Amount	Percentage of total admitted assets
4.01	Countries rated NAIC-1	$50.6	3.1%
4.02	Countries rated NAIC-2	—	0.0
4.03	Countries rated NAIC-3 or below	—	0.0

5.	The Company’s total Canadian investments are less than 2.5% of total admitted assets.

6.	Two largest foreign investment exposures to a single country, categorized by the country’s NAIC sovereign rating:

Countries rate NAIC-1		Amount	Percentage of total admitted assets
6.01	AUSTRALIA	$12.9	0.8%
6.02	UK	11.5	0.7

7.	List the ten largest non-sovereign (i.e., non-governmental) foreign issues:

Issuer		NAIC rating	Amount	Percentage of total admitted assets
7.01	Hanson Australia Funding	2	$11.9	0.7%
7.02	Barclays Bank PLC 144A	1	11.5	0.7
7.03	CSN Islands VI Corp I44A	1	7.0	0.4
7.04	Porsche AG	2	5.0	0.3
7.05	Jelmoli Holding AG	1	5.0	0.3
7.06	Davide Campari-Milano S.P.A	2	3.0	0.2
7.07	Skandinaviska Enskilda 144A	2	2.2	0.1
7.08	DBS Bank LTD/Singapore 144A	2	2.0	0.1
7.09	Svenska Handelsbanken 144A	1	1.0	0.1
7.10	NRMA Insurance Funding 144A	1	1.0	0.1

36	(Continued)

Schedule 2

FEDERAL HOME LIFE INSURANCE COMPANY

Supplemental Investment Risk Interrogatories

Year ended December 31, 2005

(Dollar amounts in millions)

8.	The Company holds no investments with contractual sales restrictions.

9.	State the amounts and percentages of admitted assets held in the largest ten equity interests (including investments in shares of mutual funds, preferred stocks, publicly traded equity securities, and other equity securities, and excluding money market and bond mutual funds listed in the Appendix to the SVO Practices and Procedures Manual as exempt or Class 1).

Investment category		Amount	Percentage of total admitted assets
9.01	FIRST COLONY LIFE INSURANCE COMPANY	$825.8	51.0%

10.	The Company’s assets held in nonaffiliated, privately placed equities are less than 2.5%.

11.	The Company has no investments in nonaffiliated, privately placed equities.

12.	The Company holds no general partnership interests.

13.	The Company holds mortgage loans. The ten largest mortgage interests with the percentage of the reporting entities total admitted assets are as under :

Mortgage type		Amount	Percentage of total admitted assets
13.01	COMMERCIAL	$7.7	0.5%
13.02	COMMERCIAL	6.1	0.4
13.03	COMMERCIAL	5.4	0.3
13.04	COMMERCIAL	4.8	0.3
13.05	COMMERCIAL	4.7	0.3
13.06	COMMERCIAL	4.4	0.3
13.07	COMMERCIAL	4.3	0.3
13.08	COMMERCIAL	3.8	0.2
13.09	COMMERCIAL	3.5	0.2
13.10	COMMERCIAL	3.5	0.2

14.	The aggregate mortgage loans having the following loan-to-value ratios as determined from the most current appraisal as of the annual date.

Loan to value		Residential		Commercial		Agricultural
14.01	Above 95%	$—	0.0%	$—	0.0%	$—	0.0%
14.02	91% to 95%	—	0.0	—	0.0	—	0.0
14.03	81% to 90%	—	0.0	—	0.0	—	0.0
14.04	71% to 80%	—	0.0	9.5	0.6	—	0.0
14.05	Below 70%	—	0.0	104.7	6.5	—	0.0

15.	The Company holds no real estate.

16.	The Company has admitted assets subject to securities lending agreements, repurchase agreements, reverse repurchase agreements, dollar repurchase agreements, or dollar reverse repurchase agreements.

		At year end		1st Qtr	2nd Qtr	3rd Qtr
		Amount	%	Amount	Amount	Amount
16.01	Securities lending (do not include assets held as collateral for such transactions.)	$55.0	3.4%	$68.2	$64.9	$60.0
16.02	Repurchase agreements	—	—	—	—	—
16.03	Reverse Repurchase agreements	—	—	—	—	—
16.04	Dollar repurchase agreements	—	—	—	—	—
16.05	Dollar reverse repurchase agreements	—	—	—	—	—

17.	The Company does not hold warrants.

18.	The Company has no exposure to collars, swaps, or forwards.

19.	The Company does not have exposure for futures contracts.

20.	The Company does not hold any surplus note.

See accompanying independent auditors’ report.

Schedule 3

FEDERAL HOME LIFE INSURANCE COMPANY

Summary Investment Schedule

Year ended December 31, 2005

(Dollar amounts in millions)

Investment categories	Gross Investment Holdings*		Admitted invested assets as reported in the annual statement
Bonds:
U.S. Treasury securities	$6.2	0.4%	$6.2	0.4%
U.S. Government agency and corporate obligations (excluding mortgage-backed securities) issued by:
U.S. Government agencies	9.0	0.6	9.0	0.6
U.S. Government-sponsored agencies	10.3	0.6	10.3	0.6
Securities issued by states, territories, and possessions and political subdivisions in the U.S.:
States, territories, and possessions general obligations	—	—	—	—
Revenue and assessment obligations	6.0	0.4	6.0	0.4
Mortgage-backed securities (includes residential and commercial MBS):
Pass-through securities:
Guaranteed by GNMA	1.1	0.1	1.1	0.1
Issued or guaranteed by FNMA and FHLMC	—	—	—	—
CMOs and REMICs:
Issued by FNMA, FHLMC, or GNMA	38.9	2.4	38.9	2.4
Privately issued and collateralized by MBS issued or guaranteed by GNMA, FNMA, FHLMC	18.1	1.1	18.1	1.1
All other privately issued	105.2	6.6	105.2	6.6
Other debt and other fixed income securities (excluding short term):
Unaffiliated domestic securities (includes credit tenant loans rated by SVO)	377.6	23.7	377.6	23.7
Unaffiliated foreign securities	54.7	3.4	54.7	3.4
Equity interests:
Other equity securities:
Affiliated	825.8	51.8	825.8	51.8
Unaffiliated	—	—	—	—
Mortgage loans:
Commercial loans	114.2	7.2	114.2	7.2
Policy loans	13.2	0.8	13.1	0.8
Receivables for securities	11.9	0.7	11.9	0.7
Cash and short-term investments	3.3	0.2	3.3	0.2

Total invested assets	$1,595.5	100.0%	$1,595.4	100.0%

*	Gross Investment Holdings as valued in compliance with NAIC Accounting Practices and Procedures Manual

See accompanying independent auditors’ report.